Exhibit 99.5

INTELSAT (BERMUDA), LTD.

OFFER FOR ALL OUTSTANDING

$260,000,000 FLOATING RATE SENIOR NOTES DUE JUNE 15, 2013

IN EXCHANGE FOR

REGISTERED

$260,000,000 FLOATING RATE SENIOR NOTES DUE JUNE 15, 2013

AND

$600,000,000 FLOATING RATE SENIOR NOTES DUE JANUARY 15, 2015

IN EXCHANGE FOR

REGISTERED

$600,000,000 FLOATING RATE SENIOR NOTES DUE JANUARY 15, 2015

AND

$1,330,000,000 11 1/4% SENIOR NOTES DUE JUNE 15, 2016

IN EXCHANGE FOR

REGISTERED

$1,330,000,000 11 1/4% SENIOR NOTES DUE JUNE 15, 2016

AND

$750,000,000 9 1/4% SENIOR NOTES DUE JUNE 15, 2016

IN EXCHANGE FOR

REGISTERED

$750,000,000 9 1/4% SENIOR NOTES DUE JUNE 15, 2016

To Our Clients:

We are enclosing herewith (i) a Prospectus dated                     , 2007 of Intelsat (Bermuda), Ltd. (the “Company”), Intelsat, Ltd. (“Intelsat”), Intelsat Subsidiary Holding Company, Ltd. (“Intelsat Sub Holdco”), Intelsat Holdings LLC (“Holdings LLC”), Intelsat LLC (“Intelsat LLC”), Intelsat Global Sales & Marketing Ltd. (“IGS&M”), Intelsat USA Sales Corp. (“Intelsat Sales”), Intelsat USA License Corp. (“Intelsat License”), Intelsat Global Service Corporation (“IGSC”) and Intelsat UK Financial Services Ltd. (together with Intelsat, Intelsat Sub Holdco, Holdings LLC, Intelsat LLC, IGS&M, Intelsat Sales, Intelsat License and IGSC, the “Guarantors”), (ii) a related Letter of Transmittal (which together with the Prospectus constitutes the “Exchange Offer”) relating to the offer by the Company and the Guarantors to exchange up to $260,000,000 aggregate principal amount of their Floating Rate Senior Notes due 2013 (the “2013 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $260,000,000 aggregate principal amount of their outstanding Floating Rate Senior Notes due 2013 (the “Original 2013 Notes”), to exchange up to $600,000,000 aggregate principal amount of their Floating Rate Senior Notes due 2015 (the “Refinancing Notes”), which have been registered under the Securities Act, for up to $600,000,000 aggregate principal amount of their outstanding Floating Rate Senior Notes due 2015 (the “Original Refinancing Notes”), to exchange up to $1,330,000,000 aggregate principal amount of their 11 1/4% Senior Notes due 2016 (the “2016 Notes”), which have been registered under the Securities Act, for up to $1,330,000,000 aggregate principal amount of their outstanding 11 1/4% Senior Notes due 2016 (the “Original 2016 Notes”), and to exchange up to $750,000,000 aggregate principal amount of their 9 1/4% Senior Notes due 2016 and the related guarantees (the “Guaranteed Notes” and, together with the 2013 Notes, the Refinancing Notes and the 2016 Notes, the “New Notes”), which have been registered under the Securities Act, for up to $750,000,000 aggregate principal amount of their outstanding 9 1/4% Senior Notes due 2016 and the related guarantees (the “Original Guaranteed Notes” and, together with the Original 2013 Notes, the Original Refinancing Notes and the Original 2016 Notes, the “Original Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer and (iii) an Instruction to Registered Holder from Beneficial Owner (the “Instruction Letter”).

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2007 (THE “EXPIRATION DATE”) UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

We are the holder of record of Original Notes for your account. A tender of such Original Notes can be made only by us as the record holder pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may make on your behalf the representations and warranties contained in the Letter of Transmittal. In this regard, please complete the enclosed Instruction Letter and return it to us as soon as practicable.

Pursuant to the Letter of Transmittal, each holder of Original Notes (a “Holder”) will represent to the Company and the Guarantors that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the Holder, (ii) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Brown & Wood LLP no-action letter (available February 7, 1997), the Shearman & Sterling no-action letter (available July 2, 1993), the K-III Communications Corporation no-action letter (available May 14, 1993), the Morgan Stanley & Co., Incorporated no-action letter (available June 5, 1991) or the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the Holder and each person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission and (v) neither the Holder nor any person receiving any New Notes directly or indirectly from the Holder pursuant to the Exchange Offer is an “affiliate” of the Company or any Guarantor, as defined under Rule 405 under the Securities Act. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes that were acquired as a result of market making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Original Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.